Exhibit 99.1

   News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS POSTS SECOND QUARTER EPS OF $0.06
VERSUS $0.35 LAST YEAR;
ADJUSTED EPS OF $0.12 VERSUS $0.36 IN 2019

LAKE ZURICH, ILLINOIS, July 28, 2020 - ACCO Brands Corporation (NYSE: ACCO), today announced its second quarter earnings for the period ended June 30, 2020.

•2Q EPS of $0.06 versus $0.35 in prior year
•Adjusted 2Q EPS of $0.12 versus $0.36 in 2019
•2Q net sales $367 million, down 29 percent
•Solid back-to-school sell-in in North America
•Initiated restructuring with $7 million charge

"Our second quarter sales were at the upper end of our guidance. We saw sequential monthly improvement after April's bottom, which continued into July. Our profitability and adjusted earnings per share were much better than expected, mainly from the aggressive cost saving actions we took worldwide. We are still facing an uncertain environment, particularly around schools reopening in North America; however, our balance sheet remains strong, and we have good liquidity, with no debt maturities until May 2024. We expect to continue to generate strong cash flow for the full year," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands.

"We expect global economic conditions will remain challenging for some time. As a result, our cost reduction initiatives are moving from temporary to structural. We have made decisions to streamline our organizations in North America and Mexico. At the same time, effective in the third quarter, we resumed regular pay for full time work at our global facilities. I would like to thank our global team for the hard work everyone has done under very difficult circumstances. We have a proven track record of overcoming economic and industry headwinds, and I am confident that we will emerge from the pandemic as a stronger, more consumer-focused business," Elisman added.

Second Quarter Results

Net sales decreased 29.3 percent to $366.9 million from $518.7 million in 2019. Comparable sales decreased 28.3 percent. Both declines were due to lower demand because of COVID-19 impacts.1 Adverse foreign exchange hurt sales $7.0 million, or 1.3 percent.

Operating income was $18.5 million, down from $61.4 million in 2019, due to lower sales related to COVID-19 impacts, partially offset by cost reductions. Foreign exchange benefited operating income $1.2 million by reducing the impact of operating losses in International and EMEA. Adjusted operating income was $25.4 million, down from $61.5 million in 2019, due to lower sales and increased charges for slow moving inventory and bad debt reserves, partially offset by cost reductions.

Net income was $5.4 million, or $0.06 per share, compared with $35.9 million, or $0.35 per share, last year due to lower operating income. Adjusted net income was $11.6 million, down from $36.3 million in 2019 largely due to lower adjusted operating income. Adjusted earnings per share were $0.12 compared with $0.36 in 2019.

Business Segment Results

ACCO Brands North America - Sales of $231.7 million decreased 24.7 percent from $307.9 million in 2019. Comparable sales decreased 24.5 percent. Both declines were due to lower demand related to COVID-19 impacts. While back-to-school retail sell-in was solid, there were significant declines in the commercial office products side of the business. Operating income of $37.4 million decreased from $60.6 million in 2019. Adjusted operating income of $42.4 million decreased 29.8 percent from $60.4 million in 2019. Both declines are due to lower sales, higher slow moving inventory charges, and unfavorable product and customer mix, partially offset by cost reductions. Restructuring charges for the segment were $5.0 million versus none in 2019.

ACCO Brands EMEA - Sales of $88.3 million decreased 31.2 percent from $128.3 million in 2019. Comparable sales decreased 29.6 percent. Both decreases resulted from lower demand from COVID-19 impacts. Adverse foreign exchange reduced sales 1.6 percent. An operating loss of $1.8 million decreased from operating income of $7.4 million. An adjusted operating loss of $1.1 million decreased from adjusted operating income of $7.4 million in 2019. Both declines were due to lower sales and higher bad debt reserves, partially offset by cost reductions.

ACCO Brands International - Sales of $46.9 million decreased 43.2 percent from $82.5 million in 2019. Comparable sales decreased 39.6 percent. The Foroni acquisition in Brazil added $1.3 million, or 1.6 percent, and adverse foreign exchange reduced sales $4.3 million, or 5.2 percent. Both sales declines resulted from lower demand due to COVID-19 impacts. An operating loss of $4.4 million decreased from $4.1 million operating income, and an adjusted operating loss of $3.2 million decreased from $4.4 million adjusted operating income in 2019. Both declines were the result of lower sales, adverse customer/product mix, higher bad debt reserves, and lower fixed cost absorption, partially offset by cost reductions and $1.0 million foreign exchange that reduced the operating loss. Foroni posted a loss of $2.2 million.

1 In the earnings documents, "COVID-19 impacts" include the operational, financial, and other effects on ACCO Brands, its customers, and end users of its products of school and business closures, work from home and government orders, and manufacturing, distribution, supply chain and other disruptions resulting from COVID-19.

Six Months Results

Net sales decreased 17.7 percent to $751.0 million from $912.6 million in 2019. Comparable sales decreased 17.5 percent. Both declines resulted from lower demand because of COVID-19 impacts. Adverse foreign exchange was $17.6 million, or 1.9 percent. The Foroni acquisition added $15.7 million, or 1.7 percent.

Operating income was $35.9 million, a decrease of $43.4 million, from $79.3 million in 2019. Adjusted operating income was $43.4 million, a decrease of $39.2 million from $82.6 million. Both declines were due to lower sales, partially offset by cost reductions. Foroni had an operating loss of $2.4 million. Foreign exchange was immaterial and restructuring charges increased expenses $4.1 million versus last year.

Net income was $13.4 million, or $0.14 per share, compared with $35.3 million, or $0.34 per share, in 2019 due to lower operating income. Adjusted net income was $18.6 million, down from $45.0 million in 2019 due to lower adjusted operating income. Adjusted earnings per share were $0.19 compared with $0.44 in 2019.

Capital Allocation

In the second quarter, the company used $42.3 million of net cash from operating activities and $44.3 million of free cash flow, including capital expenditures of $2.0 million. The company also paid $6.1 million in dividends. Year to date, the company used $67.5 million of net cash from operating activities and $76.4 million of free cash flow, including capital expenditures of $8.9 million. The company also repurchased 2.9 million shares for a net $19.2 million, and paid $12.3 million in dividends. Capital allocation priorities for the remainder of 2020 will be to fund dividends and reduce debt.

Outlook

"We have limited visibility beyond the third quarter because of the uncertainties of the pandemic. As a result, we will not be issuing a full year outlook for sales and adjusted earnings per share, but we are reiterating our outlook to generate more than $100 million of free cash flow for the year (over $120 million in operating cash flow less $20 million in capital expenditures)," Elisman continued.

Although the company does not typically provide quarterly guidance, it is doing so for the third quarter. The outlook for the third quarter is a sales decline in a range of 15 percent to 20 percent, and adjusted earnings per share in a range of $0.13 to $0.19. The third quarter outlook includes an adverse foreign exchange impact of 1 percent to 2 percent on sales and ($0.01) impact on adjusted EPS.

"Our near-term focus is to drive back-to-school sellout in North America, reduce costs and strengthen our position with growing channels and categories. Given our financial strength and our experienced management team, I am confident in our ability to emerge stronger in the post-COVID world," Elisman concluded.

Update on Incremental Cost Reduction Actions in Response to COVID-19

In March, the company began a range of new cost reduction actions in addition to its normal productivity initiatives. The savings from all cost reduction actions reduced expenses approximately $33 million in the second quarter. Actions to curtail employees' and Board of Directors' pay have been rescinded effective July 1. Further actions were recently decided to focus the business on faster growing categories and channels and will reduce headcount in North America and Mexico. On an annualized basis, these actions are expected to deliver an $11 million savings run rate.

Update on Safeguarding Employees and Facilities

The health and safety of ACCO Brands employees are paramount, and the company made early decisions to minimize COVID-19 exposure to its employees. The vast majority of ACCO Brands office employees continue to work from home; however, some employees outside of North America have returned to their offices, with appropriate health and safety restrictions in place. Most factories and distribution facilities have remained open to meet customer demand, following WHO and CDC recommendations and local government guidelines. The company will continue to monitor and update actions as warranted.

Webcast

At 8:30 a.m. Eastern time on July 29, 2020, ACCO Brands Corporation will host a conference call to discuss the company's second quarter results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, Foroni®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the "About Non-GAAP Financial Measures" section at the end of this earnings release.

Forward-Looking Statements

Statements contained in this earnings release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, including without limitation, statements concerning the impacts of the COVID-19 pandemic on the company’s business, operations, results of operations, liquidity and financial condition, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding both the near-term and long-term impact of the COVID-19 pandemic on the economy and our business, our customers and the end-users of our products, and other changes in the macro environment; changes in the competitive landscape, including ongoing uncertainties in the traditional office products channels; as well as the impact of fluctuations in foreign currency and acquisitions and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: the scope and duration of the COVID-19 pandemic, government actions and other third party responses to it and the consequences for the global economy, as well as the regional and local economies in which we operate, uncertainties regarding when the risks of the pandemic will subside and how geographies, distribution channels and consumer behaviors will evolve over time in response to the pandemic, and its impact on our business, operations, results of operations and financial condition, including, among others, manufacturing, distribution and supply chain disruptions, reduced demand for our products and services, and the financial condition of our suppliers and customers, including their ability to fund their operations and pay their invoices. Additionally, many of the other risk factors affecting us are currently elevated by, and may continue to be elevated by, the COVID-19 pandemic.

Other factors that could cause actual results to differ materially from our forward-looking statements are: a relatively limited number of large customers account for a significant percentage of our sales; risks associated with shifts in the channels of distribution for our products; issues that affect customer and consumer spending decisions during periods of economic uncertainty or weakness; risks associated with foreign currency fluctuations; challenges related to the highly competitive business environments in which we operate; our ability to develop and market innovative products that meet consumer demands; our ability to grow profitably through acquisitions and expand our product assortment into new and adjacent categories; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including planned synergies; our ability to successfully implement our cost reduction and productivity initiatives; risks associated with the changes to U.S. trade policies and regulations, including increased import tariffs and overall uncertainty surrounding international trade relations; the failure, inadequacy or interruption of our information technology systems or supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory and compliance and other risks in such markets; the effects of the U.S. Tax Cuts and Jobs Act; the impact of litigation or other legal proceedings; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products; risks associated with seasonality; risks associated with changes in the cost or availability of raw materials, labor, transportation and other necessary supplies and services and the cost of finished goods; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements and the costs of compliance; the sufficiency of investment returns on pension assets, risks related to actuarial assumptions and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; risks associated with our indebtedness, including our debt service obligations, limitations imposed by restrictive covenants, our ability to comply with financial ratios and tests, and the phase out of the London Interbank Offered Rate; a change in or discontinuance of our stock repurchase program or the payment of dividends; the bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; product liability claims, recalls or regulatory actions; our ability to attract and retain key employees; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by public health crises, such as the occurrence of contagious diseases like COVID-19, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, in "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christine Hanneman  Julie McEwan
Investor Relations  Media Relations
(847) 796-4320  (937) 974-8162

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions)	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$128.8	$27.8
Accounts receivable, net	358.3	453.7
Inventories	336.0	283.3
Other current assets	44.3	41.2
Total current assets	867.4	806.0
Total property, plant and equipment	633.6	651.7
Less: accumulated depreciation	(389.4)	(384.6)
Property, plant and equipment, net	244.2	267.1
Right of use asset, leases	90.2	101.9
Deferred income taxes	111.6	119.0
Goodwill	714.0	718.6
Identifiable intangibles, net	724.3	758.6
Other non-current assets	24.9	17.4
Total assets	$2,776.6	$2,788.6
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$3.2	$3.7
Current portion of long-term debt	46.7	29.5
Accounts payable	212.5	245.7
Accrued compensation	31.9	48.5
Accrued customer program liabilities	64.1	99.7
Lease liabilities	20.2	21.8
Other current liabilities	105.5	139.9
Total current liabilities	484.1	588.8
Long-term debt, net	971.4	777.2
Long-term lease liabilities	79.6	89.8
Deferred income taxes	168.4	177.5
Pension and post-retirement benefit obligations	266.3	283.2
Other non-current liabilities	95.2	98.4
Total liabilities	2,065.0	2,014.9
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(39.9)	(38.2)
Paid-in capital	1,876.9	1,890.8
Accumulated other comprehensive loss	(553.2)	(505.7)
Accumulated deficit	(573.2)	(574.2)
Total stockholders' equity	711.6	773.7
Total liabilities and stockholders' equity	$2,776.6	$2,788.6

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Net sales	$366.9	$518.7	(29.3)%	$751.0	$912.6	(17.7)%
Cost of products sold	256.9	352.9	(27.2)%	528.8	621.0	(14.8)%
Gross profit	110.0	165.8	(33.7)%	222.2	291.6	(23.8)%
Operating costs and expenses:
Selling, general and administrative expenses	77.2	95.5	(19.2)%	163.3	191.4	(14.7)%
Amortization of intangibles	7.8	8.9	(12.4)%	16.2	18.2	(11.0)%
Restructuring charges	6.5	—	NM	6.8	2.7	151.9%
Total operating costs and expenses	91.5	104.4	(12.4)%	186.3	212.3	(12.2)%
Operating income	18.5	61.4	(69.9)%	35.9	79.3	(54.7)%
Non-operating expense (income):
Interest expense	9.9	11.7	(15.4)%	18.5	22.1	(16.3)%
Interest income	(0.3)	(1.3)	(76.9)%	(0.6)	(2.2)	(72.7)%
Non-operating pension income	(1.5)	(1.4)	7.1%	(3.0)	(2.8)	7.1%
Other expense, net	1.2	1.2	—%	0.7	1.0	(30.0)%
Income before income tax	9.2	51.2	(82.0)%	20.3	61.2	(66.8)%
Income tax expense	3.8	15.3	(75.2)%	6.9	25.9	(73.4)%
Net income	$5.4	$35.9	(85.0)%	$13.4	$35.3	(62.0)%

Per share:
Basic income per share	$0.06	$0.35	(82.9)%	$0.14	$0.35	(60.0)%
Diluted income per share	$0.06	$0.35	(82.9)%	$0.14	$0.34	(58.8)%

Weighted average number of shares outstanding:
Basic	94.5	101.3		95.3	101.8
Diluted	95.2	102.2		96.3	103.3

Cash dividends declared per common share	$0.065	$0.060		$0.130	$0.120

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019		2020	2019
Gross profit (Net sales, less Cost of products sold)	30.0%	32.0%		29.6%	32.0%
Selling, general and administrative expenses	21.0%	18.4%		21.7%	21.0%
Operating income	5.0%	11.8%		4.8%	8.7%
Income before income tax	2.5%	9.9%		2.7%	6.7%
Net income	1.5%	6.9%		1.8%	3.9%
Income tax rate	41.3%	29.9%		34.0%	42.3%

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in millions)	2020	2019
Operating activities
Net income	$13.4	$35.3
Amortization of inventory step-up	—	0.1
Depreciation	18.4	17.5
Other non-cash items	0.5	—
Amortization of debt issuance costs	1.1	1.0
Amortization of intangibles	16.2	18.2
Stock-based compensation	3.4	5.4
Loss on debt extinguishment	—	0.3
Changes in balance sheet items:
Accounts receivable	58.8	(29.7)
Inventories	(66.4)	(26.6)
Other assets	(5.9)	(9.4)
Accounts payable	(23.0)	(74.4)
Accrued expenses and other liabilities	(78.3)	(55.6)
Accrued income taxes	(5.7)	2.2
Net cash used by operating activities	(67.5)	(115.7)
Investing activities
Additions to property, plant and equipment	(8.9)	(14.7)
Proceeds from the disposition of assets	—	0.3
Cost of acquisitions, net of cash acquired	0.6	—
Other assets acquired	—	(5.2)
Net cash used by investing activities	(8.3)	(19.6)
Financing activities
Proceeds from long-term borrowings	227.4	325.8
Repayments of long-term debt	(15.8)	(105.0)
Repayments of notes payable, net	—	(1.4)
Payments for debt issuance costs	(1.6)	(3.3)
Dividends paid	(12.3)	(12.2)
Repurchases of common stock	(18.9)	(37.9)
Payments related to tax withholding for stock-based compensation	(1.8)	(4.3)
Proceeds from the exercise of stock options	1.5	0.2
Net cash provided financing activities	178.5	161.9
Effect of foreign exchange rate changes on cash and cash equivalents	(1.7)	0.5
Net increase in cash and cash equivalents	101.0	27.1
Cash and cash equivalents
Beginning of the period	27.8	67.0
End of the period	$128.8	$94.1

About Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures. We explain below how we calculate and use each of these non-GAAP financial measures and a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures follows.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, transaction and integration expenses associated with acquisitions, the impact of foreign currency fluctuation and acquisitions, unusual tax items and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Net Sales: Represents net sales excluding the impact of acquisitions with current-period foreign operation sales translated at prior-year currency rates. We believe comparable net sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable net sales as comparable sales.

Adjusted Gross Profit: Represents gross profit excluding the effect of the amortization of the step-up in inventory from acquisitions. We believe adjusted gross profit is useful to investors and management because it reflects underlying gross profit without the effect of inventory adjustments resulting from acquisitions that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted Selling, General and Administrative (SG&A) Expenses: Represents selling, general and administrative expenses excluding transaction and integration expenses related to our acquisitions. We believe adjusted SG&A expenses are useful to investors and management because they reflect underlying SG&A expenses without the effect of expenses related to acquiring and integrating acquisitions that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons.

Adjusted Operating Income/Adjusted Income Before Taxes/Adjusted Net Income/Adjusted Net Income Per Diluted Share: Represents operating income, income before taxes, net income, and net income per diluted share excluding restructuring charges, the amortization of the step-up in value of inventory, transaction and integration expenses associated with acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share.

Adjusted Income Tax Expense/Rate: Represents income tax expense/rate excluding the tax effect of the items that have been excluded from adjusted income before taxes, unusual income tax items such as the impact of tax audits and changes in laws, significant reserves for cash repatriation; excess tax benefits/losses; and other discrete tax items. We believe our adjusted income tax expense/rate is useful to investors because it reflects our baseline income tax expense/rate before benefits/losses and other discrete items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, interest expense, net, other (income) expense, net, and income tax expense, the amortization of the step-up in value of inventory, transaction and integration expenses associated with acquisitions, restructuring charges, expenses associated with debt refinancing and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges, and items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Free Cash Flow: Represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. We believe free cash flow is useful to investors because it measures our available cash flow for paying dividends, funding strategic acquisitions, reducing debt, and repurchasing shares.

Net Leverage Ratio: Represents total debt, less debt origination costs and cash and cash equivalents divided by Adjusted EBTIDA. We believe that net leverage ratio is useful to investors since the company has the ability to, and may decide to use a portion of its cash and cash equivalents to retire debt.

This earnings release also provides forward-looking non-GAAP adjusted earnings per share, free cash flow, net leverage ratio and adjusted tax rate. We do not provide a reconciliation of forward-looking adjusted earnings per share, free cash flow, net leverage ratio or adjusted tax rate to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and acquisitions, and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the three months ended June 30, 2020 and 2019.

		Three Months Ended June 30, 2020
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$77.2	21.0%	$18.5	5.0%	$9.2	2.5%	$3.8	41.3%	$5.4	1.5%
Reported GAAP diluted income per share (EPS)										$0.06
Transaction and integration expenses	(B)	(0.4)		0.4		0.4		0.1		0.3
Restructuring charges		—		6.5		6.5		1.7		4.8
Other discrete tax items	(E)	—		—		—		(1.1)		1.1
Adjusted Non-GAAP		$76.8	20.9%	$25.4	6.9%	$16.1	4.4%	$4.5	28.0%	$11.6	3.2%
Adjusted diluted income per share (Adjusted EPS)										$0.12

		Three Months Ended June 30, 2019
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$95.5	18.4%	$61.4	11.8%	$51.2	9.9%	$15.3	29.9%	$35.9	6.9%
Reported GAAP diluted income per share (EPS)										$0.35
Transaction and integration expenses	(B)	(0.1)		0.1		0.1		—		0.1
Refinancing costs	(C)	—		—		0.3		0.1		0.2
Other discrete tax items	(E)	—		—		—		(0.1)		0.1
Adjusted Non-GAAP		$95.4	18.4%	$61.5	11.9%	$51.6	9.9%	$15.3	29.7%	$36.3	7.0%
Adjusted diluted income per share (Adjusted EPS)										$0.36

See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 13.

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the six months ended June 30, 2020 and 2019.

		Six Months Ended June 30, 2020
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$163.3	21.7%	$35.9	4.8%	$20.3	2.7%	$6.9	34.0%	$13.4	1.8%
Reported GAAP diluted income per share (EPS)										$0.14
Transaction and integration expenses	(B)	(0.7)		0.7		0.7		0.2		0.5
Restructuring charges		—		6.8		6.8		1.8		5.0
Operating tax gains	(D)	—		—		(1.6)		—		(1.6)
Other discrete tax items	(E)	—		—		—		(1.3)		1.3
Adjusted Non-GAAP		$162.6	21.7%	$43.4	5.8%	$26.2	3.5%	$7.6	29.0%	$18.6	2.5%
Adjusted diluted income per share (Adjusted EPS)										$0.19

		Six Months Ended June 30, 2019
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$291.6	32.0%	$191.4	21.0%	$79.3	8.7%	$61.2	6.7%	$25.9	42.3%	$35.3	3.9%
Reported GAAP diluted income per share (EPS)												$0.34
Inventory step-up amortization	(A)	0.1		—		0.1		0.1		—		0.1
Transaction and integration expenses	(B)	—		(0.5)		0.5		0.5		0.1		0.4
Restructuring charges		—		—		2.7		2.7		0.8		1.9
Refinancing costs	(C)	—		—		—		0.3		0.1		0.2
Brazil tax adjustment	(E)	—		—		—		—		(5.6)		5.6
Other discrete tax items	(E)	—		—		—		—		(1.5)		1.5
Adjusted Non-GAAP		$291.7	32.0%	$190.9	20.9%	$82.6	9.1%	$64.8	7.1%	$19.8	30.6%	$45.0	4.9%
Adjusted diluted income per share (Adjusted EPS)												$0.44

See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 13.

Notes to Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.Represents the amortization of step-up in the value of inventory associated with the Cumberland asset acquisition in 2019.
B.Represents transaction and integration expenses associated with the acquisition of Indústria Gráfica Foroni Ltda. ("Foroni") in 2020, and associated with the Cumberland asset acquisition in 2019.
C.Represents the write-off of debt issuance costs of $0.1 million and $0.2 million of other costs associated with the Company's refinancing in the second quarter of 2019.
D.Represents the gain from certain Brazilian indirect tax credits recognized of $1.1 million and the gain from the release of unneeded reserves for certain operating taxes related to a pre-acquisition period for GOBA Internacional, S.A. de C.V. ("GOBA") of $0.5 million.
E.The adjustments to income tax expense include the effects of the adjustments outlined above for the three months ended June 30, 2020, in the amount of $1.8 million and discrete tax adjustments of $(1.1) million for a total of $0.7 million, resulting in an adjusted tax rate of 28.0% for the second quarter of 2020, and adjustments for the three months ended June 30, 2019, in the amount of $0.1 million and discrete tax adjustments of $(0.1) million, resulting in an adjusted tax rate of 29.7% for the second quarter of 2019. Adjustments for the six months ended June 30, 2020,were in the amount of $2.0 million and discrete tax adjustments of $(1.3) million for a total of $0.7 million, resulting in an adjusted tax rate of 29.0% and adjustments for the six months ended June 30, 2019 were in the amount of $1.0 million and discrete tax adjustments of $(7.1) million.(including a $5.6 million tax expense related to our Brazilian tax reserve) for a total of $(6.1) million resulting in an adjusted tax rate of 30.6%.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(In millions)

The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Net income	$5.4	$35.9	(85.0)%	$13.4	$35.3	(62.0)%
Inventory step-up amortization	—	—	NM	—	0.1	(100.0)%
Transaction and integration expenses	0.4	0.1	300.0%	0.7	0.5	40.0%
Restructuring charges	6.5	—	NM	6.8	2.7	151.9%
Depreciation	9.8	8.7	12.6%	18.4	17.5	5.1%
Stock-based compensation	2.5	3.4	(26.5)%	3.4	5.4	(37.0)%
Amortization of intangibles	7.8	8.9	(12.4)%	16.2	18.2	(11.0)%
Interest expense, net	9.6	10.4	(7.7)%	17.9	19.9	(10.1)%
Other expense, net	1.2	1.2	—%	0.7	1.0	(30.0)%
Income tax expense	3.8	15.3	(75.2)%	6.9	25.9	(73.4)%
Adjusted EBITDA (non-GAAP)	$47.0	$83.9	(44.0)%	$84.4	$126.5	(33.3)%

Adjusted EBITDA as a % of Net Sales	12.8%	16.2%		11.2%	13.9%

Reconciliation of Net Cash Used by Operating Activities to Free Cash Flow (Unaudited)
(In millions)

The following table sets forth a reconciliation of net cash used by operating activities reported in accordance with GAAP to Free Cash Flow.

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Net cash used by operating activities	$(42.3)	$(54.4)	$(67.5)	$(115.7)

Net cash (used) provided by:
Additions to property, plant and equipment	(2.0)	(7.5)	(8.9)	(14.7)
Proceeds from the disposition of assets	—	0.2	—	0.3
Free cash flow (non-GAAP)	$(44.3)	$(61.7)	$(76.4)	$(130.1)

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions)

	2020					2019					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$167.8	$7.6	$—	$7.6	4.5%	$160.4	$6.8	$1.4	$8.2	5.1%	$7.4	4.6%	$(0.6)	(7.3)%	(60)
ACCO Brands EMEA	127.5	12.0	(0.1)	11.9	9.3%	146.5	15.9	0.2	16.1	11.0%	(19.0)	(13.0)%	(4.2)	(26.1)%	(170)
ACCO Brands International	88.8	5.9	0.5	6.4	7.2%	87.0	5.6	1.2	6.8	7.8%	1.8	2.1%	(0.4)	(5.9)%	(60)
Corporate	—	(8.1)	0.2	(7.9)		—	(10.4)	0.4	(10.0)		—		2.1
Total	$384.1	$17.4	$0.6	$18.0	4.7%	$393.9	$17.9	$3.2	$21.1	5.4%	$(9.8)	(2.5)%	$(3.1)	(14.7)%	(70)

Q2:
ACCO Brands North America	$231.7	$37.4	$5.0	$42.4	18.3%	$307.9	$60.6	$(0.2)	$60.4	19.6%	$(76.2)	(24.7)%	$(18.0)	(29.8)%	(130)
ACCO Brands EMEA	88.3	(1.8)	0.7	(1.1)	(1.2)%	128.3	7.4	—	7.4	5.8%	$(40.0)	(31.2)%	(8.5)	(114.9)%	(700)
ACCO Brands International	46.9	(4.4)	1.2	(3.2)	(6.8)%	82.5	4.1	0.3	4.4	5.3%	$(35.6)	(43.2)%	(7.6)	(172.7)%	(1,210)
Corporate	—	(12.7)	—	(12.7)		—	(10.7)	—	(10.7)		—		(2.0)
Total	$366.9	$18.5	$6.9	$25.4	6.9%	$518.7	$61.4	$0.1	$61.5	11.9%	$(151.8)	(29.3)%	$(36.1)	(58.7)%	(500)

Q3:
ACCO Brands North America						$272.4	$33.7	$1.9	$35.6	13.1%
ACCO Brands EMEA						133.1	13.8	0.1	13.9	10.4%
ACCO Brands International						100.2	10.8	0.3	11.1	11.1%
Corporate						—	(9.5)	1.3	(8.2)
Total						$505.7	$48.8	$3.6	$52.4	10.4%

Q4:
ACCO Brands North America						$226.1	$29.9	$2.5	$32.4	14.3%
ACCO Brands EMEA						161.4	21.5	2.0	23.5	14.6%
ACCO Brands International						149.9	28.0	2.5	30.5	20.3%
Corporate						—	(11.3)	1.3	(10.0)
Total						$537.4	$68.1	$8.3	$76.4	14.2%

YTD:
ACCO Brands North America	$399.5	$45.0	$5.0	$50.0	12.5%	$966.8	$131.0	$5.6	$136.6	14.1%
ACCO Brands EMEA	215.8	10.2	0.6	10.8	5.0%	569.3	58.6	2.3	60.9	10.7%
ACCO Brands International	135.7	1.5	1.7	3.2	2.4%	419.6	48.5	4.3	52.8	12.6%
Corporate	—	(20.8)	0.2	(20.6)		—	(41.9)	3.0	(38.9)
Total	$751.0	$35.9	$7.5	$43.4	5.8%	$1,955.7	$196.2	$15.2	$211.4	10.8%

(A) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 13.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales				$ Change - Net Sales (in millions)
	GAAP	Non-GAAP			GAAP	Non-GAAP

				Comparable				Comparable
	Net Sales	Currency		Net Sales	Net Sales	Currency		Net Sales
	Change	Translation	Acquisition	Change (A)	Change	Translation	Acquisition	Change (A)
Q1 2020:
ACCO Brands North America	4.6%	(0.1)%	—%	4.7%	$7.4	$(0.2)	$—	$7.6
ACCO Brands EMEA	(13.0)%	(2.9)%	—%	(10.1)%	(19.0)	(4.3)	—	(14.7)
ACCO Brands International	2.1%	(7.0)%	16.6%	(7.5)%	1.8	(6.1)	14.4	(6.5)
Total	(2.5)%	(2.7)%	3.7%	(3.5)%	$(9.8)	$(10.6)	$14.4	$(13.6)

Q2 2020:
ACCO Brands North America	(24.7)%	(0.2)%	—%	(24.5)%	$(76.2)	$(0.6)	$—	$(75.6)
ACCO Brands EMEA	(31.2)%	(1.6)%	—%	(29.6)%	(40.0)	(2.1)	—	(37.9)
ACCO Brands International	(43.2)%	(5.2)%	1.6%	(39.6)%	(35.6)	(4.3)	1.3	(32.6)
Total	(29.3)%	(1.3)%	0.3%	(28.3)%	$(151.8)	$(7.0)	$1.3	$(146.1)

2020 YTD:
ACCO Brands North America	(14.7)%	(0.2)%	—%	(14.5)%	$(68.8)	$(0.8)	$—	$(68.0)
ACCO Brands EMEA	(21.5)%	(2.3)%	—%	(19.2)%	(59.0)	(6.4)	—	(52.6)
ACCO Brands International	(19.9)%	(6.1)%	9.3%	(23.1)%	(33.8)	(10.4)	15.7	(39.1)
Total	(17.7)%	(1.9)%	1.7%	(17.5)%	$(161.6)	$(17.6)	$15.7	$(159.7)
(A) Comparable net sales represents net sales excluding acquisitions and with current-period foreign operation sales translated at prior-year currency rates.